Exhibit 10.1

Execution Version

SECURED CONVERTIBLE LOAN AGREEMENT

THIS SECURED CONVERTIBLE LOAN AGREEMENT is dated as of April 15, 2026 (the “Effective Date”) by and among NKGEN OPERATING BIOTECH, INC., a Delaware corporation (“NKGen OpCo”), NKGEN BIOTECH, INC., a Delaware corporation (“NKGen Bio”, and collectively with NKGen OpCo, the “Borrowers”), and AlpineBrook Capital GP I Limited (together with the Loan Parties, the “Parties”).

WHEREAS, on June 20, 2023, NKGen Bio issued to East West Bank (“EWB”) that certain Promissory Note (as amended, modified, supplemented, and extended from time to time) in the principal amount of $5,000,000 (the “EWB Note”) pursuant to that certain Business Loan Agreement (as amended, modified, supplemented, and extended from time to time) by and between the same parties dated the same date (the “EWB Loan Agreement”). As of the date hereof, the outstanding principal under the EWB Note is $1,491,127.50 and the outstanding accrued and unpaid interests (including late charge) and other expenses is $1,535,381.97, and Borrowers have determined it is in its best interest for Lender to purchase the EWB Note from EWB.

WHEREAS, on April 5, 2024, NKGen OpCo issued to BDW Investments LLC (“BDW”) that certain Secured Convertible Promissory Note in the principal amount of up to $5,000,000 (the “BDW Note”) pursuant to that certain Equity and Business Loan Agreement by and between the same parties dated the same date. The BDW Note is outstanding and will mature on October 4, 2026.

WHEREAS, on December 31, 2024, NKGen OpCo and NKGen Bio jointly issued to the Lender that certain Convertible Promissory Note in the principal amount of $4,500,000 (the “2024 Convertible Note”) pursuant to that certain Convertible Loan Agreement by and between the same parties dated the same date. The 2024 Convertible Note matured on December 31, 2025, and as of the date hereof, (i) $4,500,000 of principal amount and (ii) associated interests (including default interests) and fees, are outstanding under the 2024 Convertible Note.

WHEREAS, on March 10, 2025, NKGen OpCo and NKGen Bio jointly issued to the Lender that certain Convertible Promissory Note in the principal amount of $1,000,000 (the “2025 Convertible Note”) pursuant to that certain Convertible Loan Agreement (the “2025 Convertible Loan Agreement”) by and between the same parties dated the same date. As of the date hereof, (i) $1,000,000 of principal amount and (ii) associated interests and fees, are outstanding under the 2025 Convertible Note. Pursuant to the terms of the 2025 Convertible Loan Agreement, all outstanding obligations under the 2025 Convertible Notes have become due and payable.

WHEREAS, on January 5, 2026, NKGen OpCo and NKGen Bio jointly issued to the Lender that certain Secured Promissory Note (as amended by that certain Amendment to Secured Promissory Note, dated January 12, 2026, Amendment No. 2 to Secured Promissory Note, dated January 23, 2026, Amendment No. 3 to Secured Promissory Note, dated January 30, 2026, and Amendment No. 4 to Secured Promissory Note, dated February 20, 2026) in an aggregate principal amount of $27,101,106.00 (the “2026 Secured Note”). The 2026 Secured Note matured on March 5, 2026, and as of the date hereof, (i) $27,101,106.00 of principal amount and (ii) associated interests and fees, are outstanding under the 2026 Secured Note.

WHEREAS, NKGen OpCo and NKGen Bio have requested the Lender to purchase the EWB Note from EWB and to refinance the 2024 Convertible Note, the 2025 Convertible Note, the 2026 Secured Note and the EWB Note (after consummation of such purchase from EWB).

WHEREAS, the Parties have determined that it is in the best interests of all Parties for the Lender to purchase the EWB Note, to refinance the 2024 Convertible Note, the 2025 Convertible Note, the 2026 Secured Note and the EWB Note (after consummation of such purchase from EWB) (as amended, restated, supplemented, or otherwise modified prior to the date hereof, collectively, the “Existing Loans”) and to enter into a restructuring transaction with BDW in respect of the BDW Note as follows (collectively, the “Restructuring”): on or about the date hereof, (a) the Lender shall acquire the EWB Note from EWB (the “EWB Loan Purchase”) pursuant to mutually acceptable terms, (b) the Lender shall refinance the 2024 Convertible Note, the 2025 Convertible Note, the 2026 Secured Note and the EWB Note (acquired in the EWB Loan Purchase), extend new funding of $350,000 (the “New Funding”) to the Borrowers and to extend credit to the Borrowers for the Facilitation Fee (as defined below), all together to be documented by one single secured convertible promissory note with a principal amount of $39,922,134.22, substantially in the form attached hereto as Exhibit A (together with all renewals of, extensions of, modifications of, refinancings of, consolidations of, and substitutions therefor, the “2026 Secured Convertible Note”) and is subject to the terms and conditions of this Agreement, and (c) the Lender (as the assignee of EWB to that certain Subordination and Intercreditor Agreement, dated April 5, 2024 (the “Original ICA”) between EWB and BDW) and BDW will amend and restate the Original ICA on mutually acceptable terms dated on or after the date hereof (as amended, restated, supplemented, assigned, or otherwise modified from time to time, the “Amended and Restated ICA”).

WHEREAS, in consideration of the Lender’s willingness to consummate the Restructuring, (a) NKGen Bio shall issue to the Lender (i) certain number of shares of Common Stock (as defined below) and (ii) a warrant to purchase certain number of shares of Common Stock, substantially in the form attached hereto as Exhibit B, each in accordance with the terms set forth herein, and (b) concurrently with the entry into this Agreement, NKGen Bio and the Lender shall enter into an investor rights agreement, substantially in the form attached hereto as Exhibit C (the “Investor Rights Agreement”), granting the Lender certain rights as described therein.

NOW, THEREFORE, THIS AGREEMENT WITNESSETH, for and in consideration of the premises, mutual promises and covenants set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

LOAN AND TERMS OF PAYMENT

1.1. CONVERTIBLE LOAN; ADDITIONAL LOAN.

1.1.1. The Borrowers hereby agree that they validly, unconditionally, and absolutely owe the Existing Loans to the Lender (in respect of the EWB Note, after giving effect to the EWB Loan Purchase), without any defenses, counterclaims, offsets, or reductions whatsoever, and the Borrowers expressly waive any right to assert any such defenses, counterclaims, offsets, or reductions against the Lender in respect of the Existing Loans. Whether matured, accelerated, or otherwise, the Parties hereby agree to restructure all Existing Loans into the 2026 Secured Convertible Note pursuant to the terms hereof, and the Borrowers have requested that the Lender refinance the Existing Loans as part of the Restructuring.

1.1.2. Subject to the terms and conditions of this Agreement, on the Closing Date (as defined below), the Lender shall extend a convertible loan with the principal amount of $39,922,134.22 (the “Convertible Loan”) to the Borrowers to replace and refinance the Existing Loans (the “Refinance”), to account for the New Funding and for extension of credit for payment of the Facilitation Fee in accordance with Section 1.1.6. In connection with the extension of the Convertible Loan, the Borrowers shall, jointly and severally, issue to the Lender the 2026 Secured Convertible Note, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Agreement. The Lender shall, within 2 Business Days of the Closing Date, wire the New Funding to an account designated by NKGen Bio, and other than the New Funding, the Lender shall not be required to wire any amount to the Borrowers in connection with extension of the Convertible Loan.

1.1.3. The Borrowers hereby agree that: The execution of this Agreement, the issuance of the 2026 Secured Convertible Note by the Borrowers, the grant of the security interest in the Collateral in the Security Documents, and the Lender’s agreements to Restructuring and Refinance constitute a voluntary, arms-length, and contemporaneous exchange of valuable consideration between the Parties. The terms of the Loan Documents (including, without limitation, the principal amounts, interest rate, repayment terms, and security provisions) are fair and reasonable, were negotiated at arms-length between the Parties (each of which has had the opportunity to consult with legal counsel of their choice), and are commensurate with the value exchanged by the Parties and the risks assumed by such Party. No Party has entered into the Loan Documents or taken any action in respect of the Restructuring and the Refinance with the intent to hinder, delay, or defraud any creditor of the Borrowers or the Lender, or for any improper or fraudulent purpose. The Borrowers further represent and warrant that they are receiving substantial benefit from the transactions contemplated by the Restructuring and the Refinance, which benefit is necessary to support their ongoing business operations and ability to meet their obligations to creditors generally.

1.1.4. From time to time after the Closing Date, the Lender may, at its sole discretion, extend one or more additional loans to the Borrowers on terms and conditions determined by the Lender at such time at its sole discretion (the “Additional Loans”).

1.1.5. Any amount borrowed under this Agreement and subsequently repaid or prepaid may not be reborrowed.

1.1.6. The Borrowers agree that it shall owe a facilitation fee in the amount of $3,629,284.93 (the “Facilitation Fee”) to Lender on the Closing Date. In lieu of payment of the Facilitation Fee to Lender on the Closing Date, Lender agrees to extend credit to the Borrowers for such payment, and therefore, the amount of the Facilitation Fee is included in the principal amount of the Convertible Loan as described in Section 1.1.2.

1.2. PRINCIPAL REPAYMENT; CONVERSION RIGHTS.

1.2.1. The Borrowers shall, jointly and severally pay to the Lender all outstanding principal, any accrued and unpaid interest on the Loans, and all other outstanding Obligations with respect to the Loans in full on the Maturity Date; provided, however, that all Lender Expenses accrued in connection with the preparation and negotiation of the Loan Documents shall be due within thirty (30) days following the Closing Date.

1.2.2. At any time while any Obligations remain outstanding, the Lender shall have the right, at its sole discretion, to convert the outstanding principal amount of the Loans, all accrued and unpaid interest, fees and other Obligations, in full or in part and at any time and from time to time, into Common Stock pursuant to and on the terms set forth in the 2026 Secured Convertible Note.

1.2.3. Each Borrower shall at all times be liable under this Agreement and the Loans on a joint and several basis. All payments shall be applied first to unpaid fees and expenses, then to accrued interests, and thereafter to principal and other Obligations. All payments shall be made without offset, counterclaim or deduction of any kind.

1.3. PREPAYMENT.

1.3.1. Optional Prepayment. The Borrowers may not voluntarily prepay the Loans, in whole or in part, without the prior written consent of the Lender.

1.3.2. Mandatory Prepayment.

(a) If the Loans are accelerated by the Lender following the occurrence, and during the continuance of, an Event of Default, the Borrowers shall, jointly and severally, immediately pay to the Lender an amount equal to the sum of (i) all outstanding principal plus accrued and unpaid interest with respect to the Loans, and (ii) all other sums, if any, that shall have become due and payable with respect to the Loans, including interest at the Default Rate (as defined below) with respect to any past due amounts, fees and expenses and other Obligations.

(b) Any sale of “Collateral” or “Pledged Shares” (each as defined in the Korean Security Agreement) shall require the prior written consent of the Lender at its sole discretion. With respect of any such sale consented by the Lender, prior to or concurrent with the consummation of such sale consented by the Lender (or at such later time agreed by the Lender at it sole discretion), the Borrowers shall, jointly and severally, pay to the Lender 100% of such proceeds to be applied against (i) all outstanding principal plus accrued and unpaid interest with respect to the Loans, and (ii) all other sums, if any, that shall have become due and payable with respect to the Loans, including interest at the Default Rate with respect to any past due amounts, fees and expenses and other Obligations.

1.4. INTEREST.

1.4.1. Interest Rate and Payment. Except as otherwise set forth herein, the Loans shall bear interest on the unpaid principal amount thereof from the applicable Borrowing Date to repayment (whether by acceleration or otherwise) thereof at the Applicable Rate, which interest shall be payable in immediately available U.S. Dollars on the first calendar day of each calendar month. Except as otherwise set forth herein, interest on the Loans shall be payable in arrears on and to (i) upon any prepayment of the Loans in accordance with the terms thereof, to the extent accrued on the amount being prepaid, and (ii) on the Maturity Date.

1.4.2. Default Rate. Any amounts payable under this Agreement which are not paid when due, to the fullest extent permitted by applicable law, shall bear interest, from the date on which such overdue amount shall have become due and payable by the Borrowers until payment in full (whether before or after judgment), payable on demand, at a rate per annum equal to the Applicable Rate plus twelve percent (12.00%), or if such increased rate of interest may not be collected under applicable law, then at the maximum rate of interest, if any, which may be collected from the Borrowers under applicable law (the “Default Rate”).

1.4.3. Interest Computation. Interest shall be computed on the basis of the actual number of days elapsed and a 360-day year. In computing interest, the Borrowing Date shall be included and the date of payment shall be excluded. All interest payments shall be made without offset, counterclaim or deduction of any kind.

1.5. CONSIDERATION SHARES; WARRANT. In consideration of the Restructuring, NKGen Bio shall issue and deliver electronically to the Lender, at no cost to the Lender, [11,807,380] shares of Common Stock in accordance with the timeline under Section 1.6.3(a). On the Closing Date, NKGen Bio shall duly issue and deliver to the Lender the Warrant, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made, a part of this Agreement.

1.6. BENEFICIAL OWNERSHIP LIMITATION. In no event shall NKGen Bio issue to the Lender a number of Common Stock which would result in the Lender and its Affiliates together beneficially owning more than 9.99% of the then issued and outstanding Common Stock (the “Beneficial Ownership Limitation”). For purposes hereof, beneficial ownership shall be determined in accordance with Section 13(d) of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”) and Regulation 13D-G under the 1934 Act. The Lender, upon notice to NKGen Bio, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 1.6. Any increase in the Beneficial Ownership Limitation will not be effective until the 61st day after such notice is delivered to NKGen Bio.

1.6. CLOSING; CONDITIONS PRECEDENT; CONDITIONS SUBSEQUENT.

1.6.1. Closing. The closing of the transactions under this Agreement (the “Closing”) shall take place remotely via the exchange of documents and signatures, on a date to be designated by the Lender, subject to the Lender’s receipt of the deliverables set forth under Section 1.6.2 (such date, the “Closing Date”).

1.6.2. Conditions Precedent. The obligations of the Lender to consummate the Closing is subject to the satisfaction (or waiver by the Lender in its sole and absolute discretion) of the following conditions:

(a) This Agreement and the 2026 Secured Convertible Note shall be duly executed by the Borrowers and delivered to the Lender.

(b) The Loan Parties shall have provided in form and substance satisfactory to the Lender properly certified resolutions, duly authorizing the execution and delivery of this Agreement, the 2026 Secured Convertible Note and the other Related Documents (together with this Agreement, the “Loan Documents”), duly authorizing and approving the transactions contemplated by the Refinance and Restructuring to which they are parties, reservation and issuance of the Securities, and duly authorizing the transactions contemplated hereby and thereby and ancillary thereto. In addition, the Loan Parties shall have provided such other resolutions, authorizations, documents and instruments as the Lender or its counsel, may require, including a certificate of its Secretary or Assistant Secretary, dated the date of the Closing, certifying as to the Loan Parties’ organizational documents as then in effect, good standing and accuracy of the representations and warranties in this Agreement.

(c) [RESERVED].

(d) NKGen Bio shall have duly issued and delivered the Warrant to the Lender.

(e) NKGen Bio, NKGen Biotech Korea Co., Ltd. and the Lender shall enter into the Investor Rights Agreement.

(f) The Lender, BDW, and the Borrowers shall have duly executed and delivered the Amended and Restated ICA.

(g) The Lender and EWB shall have consummated the EWB Loan Purchase to the satisfaction of the Lender.

(h) [RESERVED].

(i) Each Related Documents shall have been duly executed by the parties thereto (except for the Lender) and delivered to the Lender.

(j) The Lender shall have, satisfactory to the Lender, completed all diligence.

(k) Any other conditions precedent that the Lender shall require in its sole discretion shall be delivered and otherwise satisfied in form and substance satisfactory to the Lender.

(l) The representations and warranties made by the Loan Parties in this Agreement and each of the Related Documents are true and correct in all material respects (or in all respects, if already qualified by materiality or material adverse effect in such specific provision) on and as of the date hereof and as of the Closing Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or in all respects, if already qualified by materiality or material adverse effect in such specific provision) on and as of such earlier date.

(m) No Event of Default shall have occurred and be continuing or would immediately result from borrowing the Convertible Loan.

(n) No event or circumstance will have occurred which has resulted, or could reasonably be expected to result, in a material adverse effect to the Loan Parties, taken as a whole.

(o) As of the Closing, the authorized size of the Board of Directors of NKGen Bio shall be nine (9).

(p) [RESERVED];

(q) [RESERVED].

1.6.3. Conditions Subsequent. Unless otherwise agreed by the Lender in writing, the Borrowers shall deliver or cause to be delivered to the Lender each of the following items within the time period specified below (or such later date as the Lender may agree to in writing in its sole discretion) (collectively, the “Post-Closing Deliverables”):

(a) Following the increase of authorized Capital Stock pursuant to Section 3.1.22, NKGen Bio shall issue and deliver electronically to the Lender, at no cost to the Lender, 11,807,380 shares of Common Stock, evidenced by the statement of ownership or stock certificate, duly executed by NKGen Bio, in five (5) installments, with the first installment for issuance and delivery of 1,161,476 shares on the 5-month anniversary of the Closing Date, the second installment for issuance and delivery of 2,661,476 shares on the 10-month anniversary of the Closing Date, the third installment for issuance and delivery of 2,661,476 shares on the 15-month anniversary of the Closing Date, the forth installment for issuance and delivery of 2,661,476 shares on the 20-month anniversary of the Closing Date, and the fifth installment for issuance and delivery of 2,661,476 shares on the 25-month anniversary of the Closing Date. This Section 1.6.3(a) and NKGen Bio’s obligation hereunder shall survive the termination or expiration of the Agreement.

(b) Within fifteen (15) calendar days following the date of this Agreement, a legal opinion from the Borrowers’ counsel covering customary opinionable matters in this Agreement and the Related Documents in form and substance reasonably acceptable to the Lender;

(c) Within thirty (30) calendar days following the date of this Agreement, the Loan Parties shall pay to the Lender all fees, charges, and other expenses which are due and payable as specified in this Agreement or any Related Document; provided, however, that at the Lender’s election, the principal amount of the Convertible Loan may be increased to cover any such fees, charges, and expenses in lieu of cash payment.

ARTICLE II REPRESENTATIONS AND WARRANTIES

2.1 LOAN PARTIES REPRESENTATIONS AND WARRANTIES. Each Loan Party represents and warrants to Lender, as of the date of this Agreement, as of each Borrowing Date, as of the date of any renewal, extension or modification of the Loans, and at all times any Indebtedness exists:

2.1.1 Organization. Each Loan Party is a corporation for profit which is, and, subject to notice of a change of its state of organization as set forth below, at all times shall be, duly organized, validly existing, and in good standing under and by virtue of the laws of the State of Delaware. Each Loan Party is duly authorized to transact business in the State of California and all other states in which the Loan Party is doing business, having obtained all necessary filings, governmental licenses and approvals for each state in which the Loan Party is doing business. Specifically, each Loan Party is, and at all times shall be, duly qualified as a foreign corporation in all states in which the failure to so qualify would have a material adverse effect on its business or financial condition. Each Loan Party has the full power and authority to own its properties and to transact the business in which it is presently engaged or presently proposes to engage. Each Loan Party maintains its principal executive office at 3001 DAIMLER ST, SANTA ANA, CA 92705. Unless a Loan Party has designated otherwise in writing to the Lender, such office is the office at which the Loan Party keeps its books and records including its records concerning the Collateral. Each Loan Party will provide not less than thirty (30) days written notice to Lender prior to any change in the location of the Loan Party’s (i) state of organization or (ii) name (including any d/b/a). Each Loan Party shall do all things necessary to preserve and to keep in full force and effect its existence, rights and privileges, and shall comply with all regulations, rules, ordinances, statutes, orders and decrees of any governmental or quasi-governmental authority or court applicable to the Loan Party and the Loan Party’s business activities.

2.1.2 Subsidiaries. All of the direct and indirect Subsidiaries of each Loan Party are set forth on Schedule 2.1.2 as of the Effective Date. Each Loan Party owns, directly or indirectly, all of the Equity Securities of each Subsidiary, and all of the issued and outstanding Equity Securities of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

2.1.3 Assumed Business Names. Each Loan Party has no assumed names other than the names set forth in its certificates of formation.

2.1.4 No Conflicts; Authorization. Each Loan Party’s execution, delivery, and performance of this Agreement and all the Related Documents have been duly authorized by all necessary action by the Loan Parties and do not conflict with, result in a violation of, or constitute a default under (1) any provision of (a) the Loan Party’s articles of incorporation or organization, or bylaws, or (b) any agreement or other instrument binding upon the Loan Party or (2) any law, governmental regulation, court decree, or order applicable to the Loan Party or its properties. Each Loan Party has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the Related Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and each of the Related Documents by each of the Loan Parties and the consummation by it of the transactions contemplated hereby and thereby, including the issuance of the Securities, have been duly authorized by all necessary action on the part of the Loan Parties and no further action is required by the Loan Party, the Board of Directors of the Loan Parties or the applicable Loan Party’s stockholders in connection herewith or therewith other than: (i) the filings required pursuant to this Agreement, (ii) the notice and/or application(s) to each applicable Principal Market for the issuance and sale of the Consideration Shares, Conversion Shares and the Warrant Shares, and (iii) such filings as are required to be made under applicable state and federal securities laws (collectively, the “Required Approvals”). This Agreement and each other Related Document to which it is a party has been (or upon delivery will have been) duly executed by the applicable Loan Party and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of applicable Loan Party enforceable against applicable Loan Party in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. No Loan Party has any rights of offset, defenses, claims or counterclaims with respect to any payment obligation under any Loan Document, and each Loan Party is jointly and severally obligated with respect thereto, in each case, in accordance with the terms of the applicable Loan Documents.

2.1.5 Filings, Consents and Approvals. NKGen Bio has filed all quarterly and annual reports for the periods through and including the period ended March 31, 2025, required to be filed by it with the U.S. Securities and Exchange Commission (“SEC”) pursuant to the reporting requirements of the 1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). NKGen Bio has not filed quarterly or annual reports for any period subsequent to March 31, 2025, and does not have consolidated financial statements incorporating the accounts of NKGen Biotech Korea Co., Ltd. for periods following the closing of the acquisition thereof in September 2025. NKGen Bio has delivered to Lender true and complete copies of the SEC Documents, except for such exhibits and incorporated documents, and except as such SEC Documents are available via the SEC’s Electronic Data Gathering, Analysis, and Retrieval system (“EDGAR”) on the SEC’s official website. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act (as defined below) and 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of NKGen Bio included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved and fairly present in all material respects the consolidated financial position of NKGen Bio and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of NKGen Bio included in the SEC Documents, the Loan Parties have no liabilities, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to March 31, 2025, and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of NKGen Bio and its consolidated Subsidiaries. NKGen Bio is subject to the reporting requirements of the 1934 Act. Neither of the Loan Parties is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Loan Party of this Agreement or the Related Documents, other than Required Approvals. No Loan Party will be obligated by any contract or instrument currently in force to fully or partially repay any indebtedness or monied owed thereunder after giving effect to the applicable renewal, extension or modification of the Loans as of the date this representation is made or deemed made.

2.1.6 Issuance of Securities. The Securities are duly authorized and, when issued and paid for in accordance with this Agreement and the applicable Related Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Loan Parties other than restrictions on transfer provided for in this Agreement or the Related Documents. Following the increase of authorized Capital Stock pursuant to Section 3.1.22, NKGen Bio shall reserve from its duly authorized Capital Stock five times the number of shares of Conversion Shares and Warrant Shares issuable pursuant to this Agreement.

2.1.7 Capitalization. As of the Effective Date and after giving effect to the EWB Loan Purchase, the capitalization of each of the Loan Parties is as set forth on Schedule 2.1.7, which sets forth all equity, quasi-equity and debt securities issued by the Loan Parties and outstanding as of the date hereof (and pro forma on an as-converted basis assuming the closing of the transactions contemplated hereby) and, for securities convertible into or exercisable for Common Stock of NKGen Bio, the applicable conversion prices and exercise prices immediately before and immediately after the closing of the transactions contemplated hereby. Except as set forth on Schedule 2.1.7, NKGen Bio has no issued and outstanding Equity Securities. No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement or the Related Documents. Except as set forth on Schedule 2.1.7 or as a result of the purchase and sale of the Consideration Shares and Warrant Shares, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock, or contracts, commitments, understandings or arrangements by which NKGen Bio or any Subsidiary is or may become bound to issue additional shares of Common Stock. Except as set forth on Schedule 2.1.7, the issuance and sale of the Consideration Shares will not obligate NKGen Bio to issue shares of Common Stock or other securities to any Person and will not result in a right of any holder of NKGen Bio’s securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding Equity Securities of each Loan Party are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals, no further approval or authorization of any stockholder of NKGen Bio, the Board of Directors of NKGen Bio or others is required for the issuance and sale of the Securities. There are no stockholders agreements, voting agreements or other similar agreements with respect to the Loan Parties’ Capital Stock to which a Loan Party is a party or, to the knowledge of the Loan Parties, between or among any of the Loan Parties’ stockholders.

2.1.8 Financial Information. The financial statements of NKGen Bio and its consolidated Subsidiaries (i) supplied to Lender or (ii) filed with SEC Documents or otherwise furnished with to the SEC truly and completely disclosed the financial condition of NKGen Bio and its consolidated Subsidiaries for the period set forth in such statements and as of the date such financial statements are provided to Lender or filed with SEC Documents or furnished to the SEC, and there has been no material adverse change in the financial condition of NKGen Bio and its consolidated Subsidiaries subsequent to the date of the most recent financial statements supplied to Lender or filed with SEC Documents or furnished to the SEC. The Loan Parties have no material contingent obligations except as disclosed in such financial statements.

2.1.9 Legal Effect. This Agreement constitutes, and any instrument or agreement the Loan Parties are required to give under this Agreement when delivered will constitute, the legally valid and binding obligations of the Loan Parties, enforceable against the Loan Parties in accordance with their respective terms.

2.1.10 Properties. Other than Liens explicitly permitted by the Amended and Restated ICA in favor of BDW, each Loan Party owns and has good title to all of its properties free and clear of all Liens, and has not executed any security documents or financing statements relating to such properties. All of each Loan Party’s properties are titled in the Loan Party’s current legal names, and no Loan Party has used or filed a financing statement under any other name for at least the last five (5) years, except as set forth in Schedule 2.1.10 hereto.

2.1.11 Hazardous Substances.

a) During the period of each Loan Party’s ownership of the Real Properties, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance by any Person on, under, about or from any of the Real Properties.

b) Each Loan Party has no knowledge of, or reason to believe that there has been (i) any breach or violation of any Environmental Laws; (ii) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any Hazardous Substance on, under, about or from the Real Properties by any prior owners or occupants of any of the Real Properties; or (iii) any actual or threatened litigation or claims of any kind by any person relating to such matters.

c) No Loan Party nor any tenant, contractor, agent or other authorized user of any of the Real Properties shall use, generate, manufacture, store, treat, dispose of or release any Hazardous Substance on, under, about or from any of the Real Properties; and any such activity shall be conducted in compliance with all applicable federal, state, and local laws, regulations, and ordinances, including without limitation all Environmental Laws. Each Loan Party authorizes the Lender and its agents to enter upon the Real Properties to make such inspections and tests as the Lender may deem appropriate to determine compliance of the Real Properties with this section of the Agreement. Any inspections or tests made by the Lender shall be at the Loan Parties’ expense and for the Lender’s purposes only and shall not be construed to create any responsibility or liability on the part of the Lender to any Loan Party or to any other Person. Each Loan Party hereby (i) releases and waives any future claims against the Lender for indemnity or contribution in the event any Loan Party becomes liable for cleanup or other costs under any such laws, and (ii) agrees to indemnify, defend, and hold harmless Lender against any and all claims, losses, liabilities, damages, penalties, and expenses which Lender may directly or indirectly sustain or suffer resulting from a breach of this section of the Agreement or as a consequence of any use, generation, manufacture, storage, disposal, release or threatened release of a hazardous waste or substance on the Real Properties. The provisions of this section of the Agreement, including the obligation to indemnify and defend, shall survive the payment of the Obligations and the termination, expiration or satisfaction of this Agreement and shall not be affected by the Lender’s acquisition of any interest in any of the Real Properties, whether by foreclosure or otherwise.

2.1.12 Litigation and Claims. No litigation, claim, investigation, administrative proceeding or similar action (including those for unpaid taxes) against any Loan Party is pending or threatened, and no other event has occurred which may materially adversely affect any Loan Party’s financial condition or properties, other than litigation, claims, or other events, if any, that have been disclosed to and acknowledged by the Lender in writing. No creditor of any Loan Party has asserted any demand or claim that would be senior in priority to the obligations under the 2026 Secured Convertible Note in respect of the Collateral.

2.1.13 Taxes. Each Loan Party’s tax returns and reports that are or were required to be filed, have been filed, and all taxes, assessments and other governmental charges have been paid in full, except those presently being or to be contested by any Loan Party in good faith in the ordinary course of business and for which adequate reserves have been provided.

2.1.14 Lien Priority. Other than Liens explicitly permitted by the Amended and Restated ICA in favor of BDW, no Loan Party has entered into or granted any agreement permitting or purporting to grant any Lien on or affecting any of the Collateral directly or indirectly. At all times, the Lender’s Lien and rights in and to the Collateral shall be senior in priority to any other Lien.

2.1.15 Binding Effect. This Agreement, the 2026 Secured Convertible Note, all Security Documents, and all other Related Documents have been duly executed and delivered by each Loan Party hereto or thereto, and each constitutes the legal, valid and binding obligation of each respective Loan Party that is party hereto or thereto, as well as upon their successors, representatives and assigns, and are legally enforceable in accordance with their respective terms.

2.1.16 Certification of Beneficial Owner(s). If the Loan Parties are requested by the Lender to provide a Certification of Beneficial Owner(s), the information included in the Certification of Beneficial Owner(s) is true and correct in all respects. “Certification of Beneficial Owner(s)” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially in form and substance satisfactory to Lender. “Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

2.1.17 No Integrated Offering. Neither NKGen Bio, nor any of its Affiliates, nor any Person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act of 1933, as amended (the “1933 Act”) of the issuance of the Securities to the Lender. The issuance of the Securities to the Lender will not be integrated with any other issuance of NKGen Bio’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to NKGen Bio or its securities.

2.1.18 Acknowledgment of Dilution. NKGen Bio understands and acknowledges the potentially dilutive effect of the Conversion Shares and Warrant Shares to the Common Stock upon the conversion of the 2026 Secured Convertible Note and/or exercise of the Warrant. NKGen Bio further acknowledges that its obligation to issue, upon conversion of the 2026 Secured Convertible Note and/or exercise of the Warrant, the Conversion Shares and/or Warrant Shares, are absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other stockholders of NKGen Bio.

2.1.19 Private Placement. It is not necessary in connection with the offer, sale and delivery of the Securities to the Lender in the manner contemplated by this Agreement to register the offer and sale of such Securities to the Lender under the 1933 Act.

2.1.20 Solvency. Each Loan Party is solvent, is able to pay its debts as they become due, has capital sufficient to carry on its business as presently conducted and proposed to be conducted, and owns property and assets which have both a fair value and a fair saleable value in excess of the amount required to pay its debts as they become due. Each Loan Party will not be rendered insolvent by the transactions contemplated by this Agreement and the Related Documents, and following the consummation of the transactions contemplated hereby and thereby, it will be able to pay its debts as they become due, will have capital sufficient to carry on its business as then conducted and proposed to be conducted, and will own property and assets which have a fair value and a fair saleable value in excess of the amount required to pay its debts as they become due. No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated hereby and thereby with the intent to hinder, delay or defraud either present or future creditors of any Loan Party or the Lender.

2.2 LENDER REPRESENTATIONS AND WARRANTIES. Lender represents and warrants to each Loan Party as of the Effective Date:

2.2.1 Accredited Investor; Non-U.S. Person. The Lender is an “accredited investor” (as defined in Rule 501 of Regulation D promulgated under the 1933 Act. The Lender is not a “U.S. person” (as defined in Rule 902 of Regulation S promulgated under the 1933 Act).

2.2.2 Information. The Lender has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering and grant of the Securities.

2.2.3 Intent. The Lender is acquiring the Securities for the Lender’s own account as principal, for investment purposes only, not for any other person or entity and not for the purpose of resale or distribution. The Lender has not entered into any written or oral agreement to transfer any of the Securities.

2.2.4 No Registration. The Lender understands and agrees that the Securities are being, or will be, acquired in a transaction not involving any public offering within the meaning of the 1933 Act, in reliance on an exemption therefrom. The Lender understands that the Securities have not been, and will not be, approved or disapproved by the SEC or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to the Lender by NKGen Bio. No federal or state governmental agency has passed on or made any recommendation or endorsement of the Securities or an investment in NKGen OpCo or NKGen Bio.

ARTICLE III AFFIRMATIVE COVENANTS

3.1 LOAN PARTIES AFFIRMATIVE COVENANTS. Each Loan Party, jointly and severally, covenants and agrees with the Lender that, so long as this Agreement remains in effect, each Loan Party shall:

3.1.1 Notices of Claims and Litigation. Promptly inform the Lender in writing of (1) any material adverse effect, and (2) all existing and all threatened litigation, claims, investigations, administrative proceedings or similar actions affecting any Loan Party which could materially, individually or in the aggregate, affect the financial condition of any Loan Party.

3.1.2 Financial Records. Maintain its books and records in accordance with GAAP, applied on a consistent basis, and permit the Lender to examine and audit each Loan Party’s books and records at all reasonable times. All financial reports required to be provided under this Agreement shall be prepared in accordance with GAAP, applied on a consistent basis, and certified by each Loan Party as being true and correct.

3.1.3 Additional Information. Furnish such additional information and statements, as the Lender may request from time to time.

3.1.4 Insurance. Maintain fire and other risk insurance, public liability insurance, and such other insurance as the Lender may require with respect to such Loan Party’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to the Lender. Each Loan Party, upon request of the Lender, will deliver to the Lender from time to time the policies or certificates of insurance in form satisfactory to the Lender, including stipulations that coverages will not be cancelled or diminished without at least thirty (30) days prior written notice to the Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of the Lender will not be impaired in any way by any act, omission or default of such Loan Party or any other Person. In connection with all policies covering the Collateral, each Loan Party will provide the Lender with insurance certificates including the evidence of the Lender as loss payee or other endorsements as the Lender may require.

3.1.5 Insurance Reports. Furnish to the Lender, upon request of the Lender, reports on each existing insurance policy showing such information as Lender may reasonably request, including without limitation the following: (i) the name of the insurer; (ii) the risks insured; (iii) the amount of the policy; (iv) the properties insured; (v) the then current property values on the basis of which insurance has been obtained, and the manner of determining those values; and (vi) the expiration date of the policy. In addition, upon request of the Lender (however not more often than annually), each Loan Party will have an independent appraiser satisfactory to the Lender determine, as applicable, the actual cash value or replacement cost of any Collateral. The cost of such appraisal shall be paid by the Loan Parties.

3.1.6 Other Agreements. Comply with all terms and conditions of all other agreements, whether now or hereafter existing, between any Loan Party and any other party and notify the Lender immediately in writing of any default in connection with any other such agreements.

3.1.7 Loan Proceeds. Use all proceeds of the Loans solely for the Loan Parties’ business operations, working capital, and payables, unless specifically consented to the contrary by the Lender in writing. Subject to the post-closing time period set forth in Section 4.14 of the Pledge and Security Agreement, no cash proceeds of the Loans shall be deposited in any account which is not subject to a control agreement granting Lender “control” (as defined in the Uniform Commercial Code) of such deposit account.

3.1.8 Taxes, Charges and Liens. Pay and discharge when due all of its indebtedness and obligations, including without limitation all assessments, taxes, governmental charges, levies and liens, of every kind and nature, imposed upon any Loan Party or its properties, income, or profits, prior to the date on which penalties would attach, and all lawful claims that, if unpaid, might become a lien or charge upon any of any Loan Party’s properties, income, or profits. Provided however, each Loan Party will not be required to pay and discharge any such assessment, tax, charge, levy, lien or claim so long as (1) the legality of the same shall be contested in good faith by appropriate proceedings, and (2) such Loan Party shall have established on such Loan Party’s books adequate reserves with respect to such contested assessment, tax, charge, levy, lien, or claim in accordance with GAAP.

3.1.9 Performance. Perform and comply, in a timely manner, with all terms, conditions, and provisions set forth in this Agreement, in the Related Documents, and in all other instruments and agreements between any Loan Party and the Lender. Each Loan Party shall notify the Lender immediately in writing of any default in connection with any agreement.

3.1.10 Operations. Maintain executive and management personnel with substantially the same qualifications and experience as the present executive and management personnel; provide written notice to the Lender of any change in executive and management personnel; conduct its business affairs in a reasonable and prudent manner.

3.1.11 Environmental Studies. Promptly conduct and complete, at the Loan Parties’ expense, all such investigations, studies, samplings and testings as may be requested by the Lender or any governmental authority relative to any substance, or any waste or by-product of any substance defined as toxic or a Hazardous Substance under applicable federal, state, or local law, rule, regulation, order or directive, at or affecting any property or any facility owned, leased or used by any Loan Party.

3.1.12 Compliance with Governmental Requirements. Comply with all laws, ordinances, and regulations, now or hereafter in effect, of all governmental authorities applicable to the conduct of the Loan Parties’ properties, businesses and operations, and to the use or occupancy of the Collateral, including without limitation, the Americans With Disabilities Act. The Loan Parties may contest in good faith any such law, ordinance, or regulation and withhold compliance during any proceeding, including appropriate appeals, so long as such Loan Party has notified the Lender in writing prior to doing so and so long as, in the Lender’s sole opinion, the Lender’s interests in the Collateral are not jeopardized. The Lender may require any Loan Party to post adequate security or a surety bond, reasonably satisfactory to the Lender, to protect the Lender’s interest.

3.1.13 Inspection. Permit employees or agents of the Lender at any reasonable time to inspect any and all Collateral and the Loan Parties’ other properties and to examine or audit any Loan Party’s books, accounts, and records and to make copies and memoranda of such Loan Party’s books, accounts, and records. If any Loan Party now or at any time hereafter maintains any records (including without limitation computer generated records and computer software programs for the generation of such records) in the possession of a third party, such Loan Party, upon request of the Lender, shall notify such party to permit the Lender free access to such records at all reasonable times and to provide the Lender with copies of any records it may request, all at such Loan Party’s expense.

3.1.14 Environmental Compliance and Reports. The Loan Parties shall comply in all respects with any and all Environmental Laws; not cause or permit to exist, as a result of an intentional or unintentional action or omission on any Loan Party’s part or on the part of any third party, on property owned and/or occupied by Loan Party, any environmental activity where damage may result to the environment, unless such environmental activity is pursuant to and in compliance with the conditions of a permit issued by the appropriate federal, state or local governmental authorities; shall furnish to Lender promptly and in any event within thirty (30) days after receipt thereof a copy of any notice, summons, lien, citation, directive, letter or other communication from any governmental agency or instrumentality concerning any intentional or unintentional action or omission on Loan Party’s part in connection with any environmental activity whether or not there is damage to the environment and/or other natural resources.

3.1.15 Additional Assurances. Make, execute and deliver to the Lender such promissory notes, mortgages, deeds of trust, security agreements, assignments, financing statements, instruments, documents and other agreements as the Lender or its attorneys may reasonably request to evidence and secure the Loans and to perfect all Liens.

3.1.16 Formation or Acquisition of Subsidiaries. In the event the Borrowers or any Subsidiary creates or acquires any direct or indirect Subsidiary, the Loan Parties and such Subsidiary shall promptly notify the Lender of the creation or acquisition of such new Subsidiary and take all such action as may be reasonably required by the Lender to cause such Subsidiary to promptly, but in any event no later than fifteen (15) calendar days following the creation or acquisition of such new Subsidiary or Affiliate, or such later date as the Lender may agree in its sole discretion, (a) guarantee the Obligations of the Loan Parties under this Agreement and the Related Documents, by executing a guaranty in form and substance satisfactory to the Lender, and (b) join the Security Agreement by delivering a counterpart thereto together with all other documentation that the Lender may reasonably request to evidence the Lender’s Liens on such Subsidiary’s Collateral, all in form and substance satisfactory to the Lender.

3.1.17 Listing. Following NKGen Bio’s completion of all outstanding SEC filings required under the 1934 Act , NKGen Bio shall apply to list or quote the Common Stock on any equivalent replacement exchange or electronic quotation system (including but not limited to the OTC Markets Group Inc. electronic inter-dealer quotation system, including OTCQX, OTCQB and OTC Pink.) and the Nasdaq Stock Market. NKGen Bio will comply in all respects with NKGen Bio’s reporting, filing and other obligations under the bylaws or rules of the Financial Industry Regulatory Authority (“FINRA”) and such market, as applicable. NKGen Bio shall promptly provide to the Lender copies of any notices it receives from the Nasdaq Global Market regarding the continued eligibility of the Common Stock for listing on such market.

3.1.18 Compliance with 1934 Act; Public Information Failures. For so long as the Lender beneficially owns the Securities, NKGen Bio shall comply with the reporting requirements of the 1934 Act; and NKGen Bio shall continue to be subject to the reporting requirements of the 1934 Act. Beginning on the date that is 180 days from the date of this Agreement and ending on the date when Lender no longer beneficially owns the Securities, if NKGen Bio shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirements under Rule 144(c) or (ii) if NKGen Bio becomes such an issuer as described in Rule 144(i)(1)(i) in the future, and NKGen Bio shall fail to satisfy any condition set forth in Rule 144(i)(2) (each, a “Public Information Failure”), then, as partial relief for the damages to the Lender by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available pursuant to this Agreement, the 2026 Secured Convertible Note, the Warrant or at law or in equity), NKGen Bio shall pay to the Lender an amount in cash equal to three percent (3%) of the contracted aggregate principal amount of the Loans on each of the day of a Public Information Failure and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the date such Public Information Failure is cured. The payments to which a holder shall be entitled pursuant to this Section 3.1.18 are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (i) the last day of the calendar month during which such Public Information Failure Payments are incurred and (iii) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event NKGen Bio fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 5% per month (prorated for partial months) until paid in full.

3.1.19 Transfer Agent Instructions. NKGen Bio shall issue irrevocable instructions to NKGen Bio’s transfer agent to issue shares electronically, registered in the name of the Lender or its nominee, upon conversion of the 2026 Secured Convertible Note and/or exercise of the Warrant, the Conversion Shares and Warrant Shares, in such amounts as specified from time to time by the Lender to NKGen Bio in accordance with the terms thereof (the “Irrevocable Transfer Agent Instructions”). In the event that NKGen Bio proposes to replace its transfer agent, NKGen Bio shall provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to this Agreement (including but not limited to the provision to irrevocably reserved shares of Common Stock in the amount set forth in Section 2.1.7 hereof) signed by the successor transfer agent to NKGen Bio and NKGen Bio. Prior to registration of the Conversion Shares and/or Warrant Shares under the 1933 Act or the date on which the Conversion Shares and/or Warrant Shares may be sold pursuant to Rule 144, Rule 144A, Regulation S, or other applicable exemption without any restriction as to the number of Securities as of a particular date that can then be immediately sold, all such certificates or book entry shares shall bear an appropriate restrictive legend. NKGen Bio warrants that: (i) no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 3.1.19 will be given by NKGen Bio to its transfer agent and that the Securities shall otherwise be freely transferable on the books and records of NKGen Bio as and to the extent provided in this Agreement, the 2026 Secured Convertible Note and the Warrant; (ii) it will not direct its transfer agent not to transfer or delay, impair, and/or hinder its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for Securities to be issued to the Lender upon conversion of or otherwise pursuant to this Agreement, the 2026 Secured Convertible Note and/or upon exercise of or otherwise pursuant to the Warrant as and when required by this Agreement, the 2026 Secured Convertible Note and/or the Warrant; (iii) it will not fail to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any Securities issued to the Lender upon conversion of or otherwise pursuant to this Agreement, the 2026 Secured Convertible Note and/or upon exercise of or otherwise pursuant to the Warrant as and when required by this Agreement, the 2026 Secured Convertible Note and/or the Warrant and (iv) it will provide any required corporate resolutions and issuance approvals to its transfer agent within six hours of each conversion of the 2026 Secured Convertible Note and/or exercise of the Warrant. If the Lender provides NKGen Bio, at the cost of NKGen Bio, with (i) an opinion of counsel in form, substance and scope customary for opinions in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the 1933 Act and such sale or transfer is effected or (ii) the Lender provides reasonable assurances that the Securities can be sold pursuant to 144, Rule 144A, Regulation S, or other applicable exemption, NKGen Bio shall permit the transfer, and, in the case of the Securities, promptly instruct its transfer agent to issue one or more certificates, free from restrictive legend, in such name and in such denominations as specified by the Lender. NKGen Bio acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender, by vitiating the intent and purpose of the transactions contemplated hereby. Accordingly, NKGen Bio acknowledges that the remedy at law for a breach of its obligations under this Section 3.1.19 may be inadequate and agrees, in the event of a breach or threatened breach by NKGen Bio of the provisions of this Section, that the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate transfer, without the necessity of showing economic loss and without any bond or other security being required.

3.1.20 Most Favored Nations. Without prejudicing or limiting Lender’s rights under this Agreement or Related Documents (in particular any consent right Lender may have in respect of any Subsequent Financing), if any Loan Party or its Affiliates (including NKGen Biotech Korea Co., Ltd., a company formed under the laws of the Republic of Korea, together with the Loan Parties, the “Group Companies”) propose to incur any indebtedness (including convertible loans) or issue any of its Equity Securities (a “Subsequent Financing”), and, if in such Subsequent Financing, there are any contractual provisions or side letters that provide terms more favorable to the holders of such indebtedness than the terms provided for hereunder (even if such holders do not receive the benefit of such more favorable term until a default occurs under such other indebtedness or Equity Security), then the Loan Parties shall notify Lender of such additional or more favorable terms and such terms, and the Loan Parties shall grant the same right or privilege to the Lender in respect of the 2026 Secured Convertible Note, this Agreement or any Related Documents. The types of terms contained in other indebtedness (including convertible loans) or Equity Securities that may be more favorable to the Lender include, but are not limited to, interest rate, conversion price, conversion conditions and other economic terms, warrant coverage, corporate governance rights, information rights, director appointment rights, preemptive rights and right of first refusal.

3.1.21 Public Disclosure. The Loan Parties shall not, and shall procure all Group Companies not to, make any securities filing, issue any press release, or otherwise make any public disclosure regarding or involving the Lender or any transaction with the Lender without prior written consent of the Lender or its counsel.

3.1.22 Increase of Authorized Capital Stock. NKGen Bio shall promptly, but in any event no later than the earlier of (a) two (2) months after the Closing Date and (b) immediately prior to the closing of the next financing (whether in the form of equity or debt financing) (the “Stockholder Approval Deadline”), obtain stockholder approval to increase its authorized shares such that there are sufficient shares of Common Stock to provide for the conversion of the 2026 Secured Convertible Note and exercise of the Warrant. In the interim, NKGen Bio shall provide the Lender with evidence reasonably satisfactory to the Lender of a voting agreement or irrevocable proxies from stockholders representing a majority of the voting power of NKGen Bio, committing to vote in favor of such increase in authorized shares; provided, that (x) the voting agreements duly executed by NKGen Biotech Korea Co., Ltd., Graf Acquisition Partner IV LLC, and Paul Song shall be delivered to the Lender on the Closing Date and (y) the voting agreements or irrevocable proxies duly executed by other stockholders shall be delivered to the Holder within one (1) month after the Closing Date.

3.1.23 Reservation of Shares; Listing. Following the increase of authorized Capital Stock pursuant to Section 3.1.22, NKGen Bio shall at all times provide, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the 2026 Secured Convertible Note and exercise of the Warrant, as the case may be, from time to time presented for conversion or exercise (assuming that, at the time of the computation of such number of shares, the relevant instrument would be held by a single holder). NKGen Bio will use its best efforts to cause all shares of Common Stock issued upon conversion of the 2026 Secured Convertible Note or exercise of the Warrant, as the case may be, to be listed on any U.S. securities exchange upon which the Common Stock is then listed.

3.2 RECOVERY OF ADDITIONAL COSTS. If the imposition of or any change in any law, rule, regulation, guideline, or generally accepted accounting principle, or the interpretation or application of any thereof by any court, administrative or governmental authority, or standard-setting organization (including any request or policy not having the force of law) shall impose, modify or make applicable any taxes (except federal, state or local income or franchise taxes imposed on the Lender), reserve requirements, capital adequacy requirements or other obligations which would (A) increase the cost to the Lender for extending or maintaining the Loans to which this Agreement relates, (B) reduce the amounts payable to the Lender under this Agreement or the Related Documents, or (C) reduce the rate of return on the Lender’s capital as a consequence of any of the Obligations, then the Borrowers, jointly and severally agree to pay the Lender such additional amounts as will compensate the Lender therefor, within five (5) days after the Lender’s written demand for such payment, which demand shall be accompanied by an explanation of such imposition or charge and a calculation in reasonable detail of the additional amounts payable by the Borrowers, which explanation and calculations shall be conclusive in the absence of manifest error.

3.3 LENDER’S EXPENDITURES. If any action or proceeding is commenced that would materially affect the Lender’s interest in the Collateral or if any Loan Party fails to comply with any provision of this Agreement or any Related Documents, including but not limited to the Borrowers’ failure to discharge or pay when due any amounts the Borrowers are required to discharge or pay under this Agreement or any Related Documents, the Lender, on behalf of any Loan Party, may (but shall not be obligated to) take any action that the Lender deems appropriate, including but not limited to discharging or paying all taxes, Liens, security interests, encumbrances and other claims, at any time levied or placed on any Collateral and paying all costs for insuring, maintaining and preserving any Collateral. All such expenditures incurred or paid by the Lender for such purposes will then bear interest at the rate charged under the 2026 Secured Convertible Note from the date incurred or paid by Lender to the date of repayment by any Borrowers. All such expenses will become a part of the Obligations and, at the Lender’s option, will (i) be payable on demand; (ii) be added to the principal balance of the Loans and be apportioned among and be payable with any installment payments to become due during either (A) the term of any applicable insurance policy; or (B) the remaining term of this Agreement; or (iii) be treated as a balloon payment which will be due and payable upon maturity of the Loans. In addition to the foregoing, concurrently with the execution of this Agreement, the Loan Parties shall reimburse the Lender all of its actual reasonable and documented out of pocket legal and due diligence costs in connection the preparation and negotiation of this Agreement and the Related Documents.

ARTICLE IV NEGATIVE COVENANTS

4.1 NEGATIVE COVENANTS. Each Loan Party, jointly and severally, covenants and agrees with the Lender that while this Agreement is in effect, no Loan Party shall, without the prior written consent of Lender:

4.1.1 Indebtedness and Liens. (i) Except for trade debt incurred in the normal course of business, indebtedness owed to the Lender under this Agreement, indebtedness permitted under the Amended and Restated ICA and other indebtedness existing on the Effective Date as set forth on Schedule 4.1.1, create, incur or assume indebtedness or debt, including capital leases, (ii) voluntarily prepay, cause to be prepaid, accelerate, or cause to be accelerated, any existing indebtedness or debt, including capital leases, (iii) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any Collateral (except as allowed as Permitted Liens), or (iv) sell with recourse any of Loan Parties’ or any other Group Companies’ accounts receivable, except to the Lender.

4.1.2 Continuity of Operations. (1) Engage in any business activities substantially different than those in which each Loan Party is presently engaged, (2) cease operations, liquidate, merge or restructure as a legal entity (whether by division or otherwise), consolidate with or acquire any other entity, change its name, convert to another type of entity or redomesticate, dissolve or transfer or sell any Collateral outside of the ordinary course of business, or (3) purchase or retire any of NKGen Bio’s outstanding shares or alter or amend any Loan Party’s capital structure.

4.1.3 Loans, Acquisitions and Guaranties. (1) Make loans, invest in or advance money or assets to any Person (other than another Loan Party), (2) purchase, create or acquire any interest (including ownership interest and any beneficial ownership interest) in any Person, or (3) incur any obligation as surety or guarantor.

4.1.4 Agreements. Enter into any agreement containing any provisions which would be violated or breached by the performance of any Loan Party’s obligations under this Agreement, or the Related Documents or in connection herewith or therewith.

ARTICLE V EVENTS OF DEFAULT

5.1 DEFAULT. Each of the following shall constitute an Event of Default under this Agreement:

5.1.1 Payment Default. The Borrowers fail to timely make any (a) payment when due (other than payments of interest) under this Agreement or any of the Related Documents or (b) payment of interest under this Agreement for a period of more than three (3) days from the date of which such interest is due.

5.1.2 Other Defaults. Any Loan Party breaches any representation or warranty or fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between the Lender and any Loan Party.

5.1.3 Cross Default. Any Loan Party or any of their respective Affiliates, defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, with any other creditor or Person.

5.1.4 False Statements. Any warranty, representation or statement made or furnished to the Lender by any Loan Party or on any Loan Party’s behalf under this Agreement or the Related Documents is false or misleading in any material respect, either now or at the time made or furnished or becomes false or misleading at any time thereafter.

5.1.5 Insolvency. The dissolution or termination of any Loan Party’s existence as a going business, the declared insolvency of any Loan Party, the appointment of a receiver for any part of any Loan Party’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws or any other law for the relief of, or relating to, debtors, now or hereafter in effect by or against any Loan Party, or takes any action in furtherance of any of the foregoing, any involuntary petition is filed against any Loan Party, or a custodian, receiver, trustee, assignee for the benefit of creditors (or other similar official) is appointed to take possession, custody or control of any part of any property of such Loan Party.

5.1.6 Defective Collateralization. This Agreement or any of the Related Documents ceases to be in full force and effect or ceases to be enforceable (including failure of any document to create a valid and perfected Lien, with the priority purported to be granted thereunder) at any time and for any reason.

5.1.7 Creditor or Forfeiture Proceedings. Commencement of foreclosure or forfeiture proceedings, whether by judicial proceeding, self-help, repossession or any other method, by any creditor of any Loan Party or its Affiliates, directors or officers or by any governmental agency against any collateral securing the Loan. This includes a garnishment of any Loan Party’s accounts, including deposit accounts, with the Lender. However, this Event of Default shall not apply if there is a good faith dispute by any Loan Party as to the validity or reasonableness of the claim which is the basis of the creditor or forfeiture proceeding and if any Loan Party gives the Lender written notice of the creditor or forfeiture proceeding and deposits with Lender monies or a surety bond for the creditor or forfeiture proceeding, in an amount determined by the Lender, in its sole discretion, as being an adequate reserve or bond for the dispute.

5.1.8 Change in Ownership. The entry into any one or a series of transactions that may cause NKGen Bio to cease to directly or indirectly own at least a majority of the outstanding voting Equity Securities of NKGen Biotech Korea Co., Ltd., or any change in ownership of the other Group Companies.

5.1.9 Adverse Change. A material adverse change occurs in any Loan Party and its consolidated Subsidiaries’ financial condition, or the Lender, in its sole and absolute discretion, believes the prospect of payment or performance of this Agreement or any Related Document is impaired, or a Material IP Event occurs. “Material IP Event” means any termination, cessation to be in force, repudiation, or any substantive amendment of any intellectual property license agreement between any Loan Party (or Affiliates thereof) and NKGen Biotech Korea Co., Ltd. (or Affiliates thereof), and between any Loan Party (or its Subsidiaries and/or Affiliates thereof) and any other Persons, including without limitation any loss of license in any Loan Party’s use of any intellectual property in any jurisdiction.

5.1.10 Collateral. The Collateral is encumbered or subject to any Lien except for Permitted Liens.

5.1.11 Other Defaults Modified. Any Loan Party fails to comply with or to perform any other term, obligation, covenant or condition contained in this Agreement or in any of the Related Documents between the Lender and any Loan Party; or any shareholder, member, trustee, or any owner of NKGen Bio also holding a controlling interest in any given entity’s common stock, membership interest, trust interest, or any other ownership interest (“Related Entity”), fails to comply with or to perform any other term, obligation, covenant or condition contained in any other agreement between the Lender and the Related Entity.

5.2 EFFECT OF AN EVENT OF DEFAULT. If any Event of Default shall occur, except where otherwise provided in this Agreement or the Related Documents, all commitments and obligations of the Lender under this Agreement or the Related Documents or any other agreement immediately will terminate, and, at the Lender’s option, in its sole and absolute discretion, all Obligations immediately will become due and payable, all without notice of any kind to any Loan Party, except that in the case of an Event of Default of the type described in the Section 5.1.5 (“Insolvency”) and Section 5.1.8 (“Change in Ownership”) above, such acceleration shall be automatic and not optional. In addition, the Lender shall have all the rights and remedies provided in the Related Documents, the Amended and Restated ICA, or available at law, in equity, or otherwise. Except as may be prohibited by applicable law, all of the Lender’s rights and remedies shall be cumulative and may be exercised singularly or concurrently. Election by Lender to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of any Loan Party shall not affect the Lender’s right to declare a default and to exercise its rights and remedies.

ARTICLE VI WAIVER AND RELEASE

6.1 TO INDUCE THE LENDER TO ENTER INTO THE LOAN DOCUMENTS AND TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY, EACH OF THE LOAN PARTIES, INDIVIDUALLY AND ON BEHALF OF THEIR RESPECTIVE AFFILIATES (COLLECTIVELY, THE “RELEASING PARTIES”) REPRESENTS AND WARRANTS THAT, AS OF THE DATE HEREOF, THERE ARE NO CLAIMS OR OFFSETS AGAINST, OR RIGHTS OF RECOUPMENT WITH RESPECT TO, OR DISPUTES OF, OR DEFENSES OR COUNTERCLAIMS TO, THEIR OBLIGATIONS UNDER THE DOCUMENTS REGARDING THE EXISTING LOANS OR WITH RESPECT TO THE EXISTING LOANS, AND, IN ACCORDANCE THEREWITH, THE RELEASING PARTIES:

6.1.1 FOREVER RELEASE, RELIEVE, AND DISCHARGE THE LENDER, ITS AFFILIATES, AND EACH OF THEIR RESPECTIVE OFFICERS, DIRECTORS, SHAREHOLDERS, MEMBERS, MANAGERS, INVESTMENT ADVISERS, AFFILIATES, PARTNERS, PREDECESSORS, SUCCESSORS, ASSIGNS, ATTORNEYS, ACCOUNTANTS, AGENTS, EMPLOYEES, AND REPRESENTATIVES (COLLECTIVELY, THE “RELEASED PARTIES”), AND EACH OF THEM, FROM ANY AND ALL CLAIMS, OFFSETS, RIGHTS OF RECOUPMENT, DISPUTES, DEFENCES, COUNTERCLAIMS, LIABILITIES, DEMANDS, CAUSES OF ACTION, DEBTS, OBLIGATIONS, PROMISES, ACTS, AGREEMENTS, AND DAMAGES, OF WHATEVER KIND OR NATURE, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, CONTINGENT OR FIXED, LIQUIDATED OR UNLIQUIDATED, MATURED OR UNMATURED, WHETHER AT LAW OR IN EQUITY, WHICH THE RELEASING PARTIES EVER HAD, NOW HAVE, OR MAY, SHALL, OR CAN HEREAFTER HAVE, DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY BASED UPON, CONNECTED WITH, OR RELATED TO MATTERS, THINGS, ACTS, CONDUCT, AND/OR OMISSIONS AT ANY TIME FROM THE BEGINNING OF THE WORLD THROUGH AND INCLUDING THE DATE HEREOF, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS AGAINST THE RELEASED PARTIES ARISING UNDER OR RELATED TO ANY OF THE DOCUMENTS REGARDING THE EXISTING LOANS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY;  PROVIDED, HOWEVER, THAT NOTHING IN THIS SECTION 6.1 SHALL RELEASE ANY RELEASED PARTY FROM ANY CLAIM ARISING OUT OF SUCH RELEASED PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE JUDGMENT.

6.1.2 IN CONNECTION WITH THE RELEASE CONTAINED HEREIN, THE RELEASING PARTIES ACKNOWLEDGE THAT THEY ARE AWARE THAT THEY MAY HEREAFTER DISCOVER CLAIMS PRESENTLY UNKNOWN OR UNSUSPECTED, OR FACTS IN ADDITION TO OR DIFFERENT FROM THOSE WHICH THEY KNOW OR BELIEVE TO BE TRUE, WITH RESPECT TO THE MATTERS RELEASED HEREIN. NEVERTHELESS, IT IS THE INTENTION OF THE RELEASING PARTIES, THROUGH THIS WAIVER AND WITH ADVICE OF COUNSEL, FULLY, FINALLY, AND FOREVER TO RELEASE ALL SUCH MATTERS, AND ALL CLAIMS RELATED THERETO, WHICH DO NOW EXIST, OR HERETOFORE HAVE EXISTED. IN FURTHERANCE OF SUCH INTENTION, THE RELEASES HEREIN GIVEN SHALL BE AND REMAIN IN EFFECT AS A FULL AND COMPLETE RELEASE OF SUCH MATTERS NOTWITHSTANDING THE DISCOVERY OR EXISTENCE OF ANY SUCH ADDITIONAL OR DIFFERENT CLAIMS OR FACTS RELATED THERETO.

6.1.3 COVENANT AND AGREE NOT TO BRING ANY CLAIM, ACTION, SUIT, OR PROCEEDING AGAINST THE RELEASED PARTIES, DIRECTLY OR INDIRECTLY, REGARDING OR RELATED IN ANY MANNER TO THE MATTERS RELEASED HEREBY, AND FURTHER COVENANT AND AGREE THAT THIS WAIVER IS A BAR TO ANY SUCH CLAIM, ACTION, SUIT, OR PROCEEDING; EXCEPT WITH RESPECT TO ANY CLAIM ARISING OUT OF A RELEASED PARTY’S GROSS NEGLIGENCE, WILLFUL MISCONDUCT, OR FRAUD AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE JUDGMENT.

6.1.4 REPRESENT AND WARRANT TO THE RELEASED PARTIES THAT THEY HAVE NOT HERETOFORE ASSIGNED OR TRANSFERRED, OR PURPORTED TO ASSIGN OR TRANSFER, TO ANY PERSON OR ENTITY ANY CLAIMS OR OTHER MATTERS HEREIN RELEASED.

6.1.5 ACKNOWLEDGE THAT THEY HAVE HAD THE BENEFIT OF INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE ADVISABILITY OF ENTERING INTO THIS RELEASE AND HEREBY KNOWINGLY, AND UPON SUCH ADVICE OF COUNSEL, WAIVE ANY AND ALL APPLICABLE RIGHTS AND BENEFITS UNDER, AND PROTECTIONS OF, CALIFORNIA CIVIL CODE SECTION 1542, AND ANY AND ALL STATUTES AND DOCTRINES OF SIMILAR EFFECT. CALIFORNIA CIVIL CODE SECTION 1542 PROVIDES AS FOLLOWS:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY..

ARTICLE VII MISCELLANEOUS

7.1 CHOICE OF VENUE. The Loan Parties and the Lender each irrevocably and unconditionally submit to the exclusive jurisdiction of the State and Federal courts in the State of New York. The Loan Parties each expressly, irrevocably and unconditionally submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and the Loan Parties hereby irrevocably and unconditionally waive, to the fullest extent permitted by applicable law, any objection that they may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby irrevocably and unconditionally consents to the granting of such legal or equitable relief as is deemed appropriate by such court. The Loan Parties hereby waive personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to the Loan Parties at the address set forth in, or subsequently provided by the Loan Parties in accordance with, this Agreement and that service so made shall be deemed completed upon the earlier to occur of any Loan Party’s actual receipt thereof or three (3) calendar days after deposit in the U.S. mails, proper postage prepaid.

7.2 ELECTRONIC INSTRUCTIONS. Each Borrower desires to apply for the Loans and instruct the Lender regarding all other aspects of the Loans electronically, including but not limited to by electronic mail, internet, telex, telefax, facsimile and/or telecopy. Each Loan Party agrees that the Lender may act in accordance with electronically transmitted applications and instructions (“Electronic Instructions”) subject to the following provisions: (i) any Loan Party’s Electronic Instructions must be sent to the Lender electronically only by means of such services and in such format(s) as may be approved from time to time by the Lender in its sole discretion; (ii) each Loan Party will provide to the Lender, in writing and duly signed by such Loan Party, any reasonable security or verification procedures, and the Lender may require additional security or verification procedures in its sole discretion; (iii) each Loan Party hereby authorizes and instructs the Lender to take all actions requested in any and all Electronic Instructions and agrees that each such Electronic Instruction will be deemed an original and, if sent in lieu of manually signed instructions, will be deemed to incorporate all of the terms and provisions of the Lender’s standard form or format, if any, for such instructions; (iv) each Loan Party recognizes and agrees that it will be obligated for any loan advance request and/or instruction pursuant to Electronic Instructions to the same extent as if such advance request and/or instruction were provided pursuant to the Lender’s standard form or the Lender approved format(s) manually signed by such Loan Party; (v) each Loan Party agrees to indemnify and hold harmless the Lender, its officers, directors, employees and Affiliates against any and all liability, loss, cost, damages, attorneys’ fees and other expenses which the Lender may incur in reliance upon and pursuant to any and all of the Electronic Instructions received by the Lender and purported to be sent by such Loan Party; (vi) the Lender is not responsible for checking electronic communications devices on a regular basis, and each Loan Party will make arrangements to assure Electronic Instructions have been sent to a current employee of the Lender, and the employee of the Lender has received and read the Electronic Instructions; (vii) the Lender is not responsible for delays, errors or omissions resulting from malfunction of electronic communications devices or from other conditions beyond the control of the Lender; and (viii) the Lender is not responsible for misuse of or wrongful access to electronic communications devices by each Loan Party’s representatives and employees nor for any delay in acting on Electronic Instructions caused by Electronic Instructions which the Lender deems to be uncertain or unclear or incomplete.

7.3 Further Assurance. Each Party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement and the Related Documents.

7.4 Amendments. This Agreement, together with any Related Documents, constitutes the entire understanding and agreement of the parties as to the matters set forth in this Agreement. No alteration of or amendment to this Agreement shall be effective unless given in writing and signed by the Party or Parties sought to be charged or bound by the alteration or amendment.

7.5 Attorneys’ Fees; Expenses. The Borrowers agree to, jointly and severally, pay upon demand all of the Lender’s costs and expenses, including the Lender’s reasonable and documented out of pocket attorneys’ fees and the Lender’s reasonable and documented out of pocket legal expenses, incurred in connection with the enforcement of this Agreement. The Lender may hire or pay someone else to help enforce this Agreement or any of the Related Documents, and the Borrowers shall, jointly and severally, pay the costs and expenses of such enforcement. Costs and expenses include the Lender’s reasonable and documented out of pocket attorney’s fees and reasonable and documented out of pocket legal expenses whether or not there is a lawsuit, including attorney’s fees and legal expenses for bankruptcy proceedings (including efforts to modify or vacate any automatic stay or injunction), appeals, and any anticipated post-judgment collection services. The Borrowers also shall, jointly and severally, pay all court costs and such additional fees as may be directed by such court.

7.6 Caption Headings. Caption headings in this Agreement are for convenience purposes only and are not to be used to interpret or define the provisions of this Agreement.

7.7 Consent to Loan Participation. Each Borrower agrees and consents to the Lender’s sale or transfer, whether now or later, of one or more participation interests in the Loans to one or more purchasers, whether related or unrelated to the Lender. The Lender may provide, without any limitation whatsoever, to any one or more purchasers, or potential purchasers, any information or knowledge Lender may have about any Borrower or about any other matter relating to the Loans, and each Borrower hereby waives any rights to privacy such Borrower may have with respect to such matters. Each Borrower additionally waives any and all notices of sale of participation interests, as well as all notices of any repurchase of such participation interests. Each Borrower also agrees that the Lenders of any such participation interests will be considered as the absolute owners of such interests in the Loans and will have all the rights granted under the participation agreement or agreements governing the sale of such participation interests. Each Borrower further waives all rights of offset or counterclaim that it may have now or later against Lender or against any purchaser of such a participation interest and unconditionally agrees that either Lender or such purchaser may enforce the Borrowers’ Obligations under the Loans irrespective of the failure or insolvency of any holder of any interest in the Loans. Each Borrower further agrees that the Lender of any such participation interests may enforce its interests irrespective of any personal claims or defenses that such Borrower may have against Lender.

7.8 Governing Law. The Parties hereby agree that the laws of the State of New York govern this Agreement and the Related Documents without regard to principles of conflicts of law that would require the application of the laws of another jurisdiction. This Agreement has been accepted by the Lender in the State of New York.

7.9 No Waiver by Lender. The Lender shall not be deemed to have waived any rights under this Agreement unless such waiver is given in writing and signed by the Lender. No delay or omission on the part of the Lender in exercising any right shall operate as a waiver of such right or any other right. A waiver by the Lender of a provision of this Agreement shall not prejudice or constitute a waiver of the Lender’s right otherwise to demand strict compliance with that provision or any other provision of this Agreement. No prior waiver by the Lender, nor any course of dealing between the Lender and any Loan Party shall constitute a waiver of any of the Lender’s rights or of any of a Loan Party’s obligations as to any future transactions. Whenever the consent of Lender is required under this Agreement, the granting of such consent by Lender in any instance shall not constitute continuing consent to subsequent instances where such consent is required and in all cases such consent may be granted or withheld in the sole discretion of Lender.

7.10 Notices. Any notice required to be given under this Agreement shall be given in writing to the address of such party as specified in the signature page hereto, and shall be effective (a) when actually delivered, (b) when actually received by telefacsimile (unless otherwise required by law), (c) when deposited with a nationally recognized overnight courier, (d) if mailed, when deposited in the United States mail, as first class, certified or registered mail postage prepaid, or (e) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, directed to the addresses shown on the signature pages of this Agreement. Any party may change its address for notices under this Agreement by giving formal written notice to the other parties, specifying that the purpose of the notice is to change the party’s address. For notice purposes, each Loan Party agrees to keep the Lender informed at all times of each Loan Party’s current address. Unless otherwise provided or required by law, if there is more than one Loan Party, any notice given by the Lender to any Loan Party is deemed to be notice given to all Loan Parties.

7.11 Severability. If a court of competent jurisdiction finds any provision of this Agreement to be illegal, invalid, or unenforceable as to any circumstance, that finding shall not make the offending provision illegal, invalid, or unenforceable as to any other circumstance. If feasible, the offending provision shall be considered modified so that it becomes legal, valid and enforceable. If the offending provision cannot be so modified, it shall be considered deleted from this Agreement. Unless otherwise required by law, the illegality, invalidity, or unenforceability of any provision of this Agreement shall not affect the legality, validity or enforceability of any other provision of this Agreement.

7.12 Subsidiaries and Affiliates of Loan Party. To the extent the context of any provisions of this Agreement makes it appropriate, including without limitation any representation, warranty or covenant, the word “Loan Party” as used in this Agreement shall include all of Loan Party’s Subsidiaries and Affiliates. Notwithstanding the foregoing however, under no circumstances shall this Agreement be construed to require Lender to make any Loan or other financial accommodation to any of Borrowers’ Subsidiaries or Affiliates.

7.13 Successors and Assigns. All covenants and agreements by or on behalf of any Loan Party contained in this Agreement or any Related Documents shall bind such Loan Party’s successors and assigns and shall inure to the benefit of Lender and its successors and assigns. No Loan Party shall, however, have the right to assign any Loan Party’s rights under this Agreement or any interest therein, without the prior written consent of the Lender. Lender may assign this Agreement, any or all Loans hereunder (or any part thereof) to any Person without any consent from any other Person; provided that no assignment of Loans may be made to any competitor of any Loan Party or or any Sanctioned Party. Nothing in this Agreement is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

“Sanctioned Party” means any Person: (i) organized under the laws of, ordinarily resident in, or located in a country or territory that is the subject of comprehensive Sanctions (“Restricted Countries”) ; (ii) 50% or more owned or controlled by the government of a Restricted Country; or (iii) (A) designated on a sanctioned parties list administered by the United States, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control’s Specially Designated Nationals and Blocked Persons List, Foreign Sanctions Evaders List, and Sectoral Sanctions Identification List (collectively, “Designated Parties”); or (B) 50% or more owned or, where relevant under applicable Sanctions, controlled, individually or in the aggregate, by one or more Designated Party, in each case only to the extent that dealings with such Person is are prohibited pursuant to applicable Sanctions. “Sanctions” means applicable laws and regulations pertaining to trade and economic sanctions administered by the United States.

7.14 Survival of Representations and Warranties. The Loan Parties understand and agree that in extending the Loans, the Lender is relying on all representations, warranties, and covenants made by the Loan Parties in this Agreement or in any certificate or other instrument delivered by any Loan Party to Lender under this Agreement or the Related Documents. The Parties further agree that regardless of any investigation made by, the Lender, all such representations, warranties and covenants will survive the extension of the Loans and delivery of the Related Documents, shall be continuing in nature, and shall remain in full force and effect until such time as the Obligations shall be paid in full.

7.15 Time Is of the Essence. Time is of the essence in the performance of this Agreement.

7.16 WAIVER OF JURY TRIAL; JUDICIAL REFERENCE. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

7.17 Entire Agreement. This Agreement and the Related Documents embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written negotiations, agreements and understandings of the parties with respect to the subject matter hereof and shall remain in full force and effect in accordance with its terms and conditions. Moreover, any subsequent oral statements, negotiations, agreements or understandings of the parties shall not be effective against the Lender unless (i) expressly stated in writing, (ii) duly approved and authorized by an appropriate decision making committee of Lender on such terms and conditions as such committee shall deem necessary or appropriate in the committee’s sole and absolute opinion and judgment and (iii) executed by an authorized officer of the Loan Parties party thereto. No Loan Party shall rely or act on any oral statements, negotiations, agreements or understandings between the parties at anytime whatsoever, including before or during any Lender approval process stated above. Each Loan Party acknowledges and agrees that it shall be responsible for its own actions, including any detrimental reliance on any oral statements, negotiations, agreements or understandings between the parties and that Lender shall not be liable for any possible claims, counterclaims, demands, actions, causes of action, damages, costs, expenses and liability whatsoever, known or unknown, anticipated or unanticipated, suspected or unsuspected, at law or in equity, originating in whole or in part in connection with any oral statements, negotiations, agreements or understandings between the parties which it may now or hereafter claim against the Lender. Neither this Agreement nor any Related Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this section. Lender may from time to time, (i) enter into with any Loan Party written amendments, supplements or modifications hereto and to the Related Documents or (ii) waive, on such terms and conditions as Lender may specify in such instrument, any of the requirements of this Agreement or the Related Documents or any Event of Default and its consequences, if, but only if, such amendment, supplement, modification or waiver is (i) expressly stated in writing, (ii) duly approved and authorized the Lender on such terms and conditions as such committee shall deem necessary or appropriate in the Lender’s sole and absolute opinion and judgment, and (iii) executed by an authorized officer of the Lender. Then such amendment, supplement, modification or waiver shall be effective only in the specific instance and specific purpose for which given.

7.18 Counterparts; Electronic Signatures. This Agreement and all Related Documents may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same 2026 Secured Convertible Note, Agreement or Related Documents, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement and all Related Documents and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. If any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing this Agreement and all Related Documents (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof or thereof.

ARTICLE VIII DEFINITIONS

8.1 DEFINITIONS. The following capitalized words and terms shall have the following meanings when used in this Agreement. Unless specifically stated to the contrary, all references to dollar amounts shall mean amounts in lawful money of the United States of America. Words and terms used in the singular shall include the plural, and the plural shall include the singular, as the context may require. Words and terms not otherwise defined in this Agreement shall have the meanings attributed to such terms in the Uniform Commercial Code. Accounting words and terms not otherwise defined in this Agreement shall have the meanings assigned to them in accordance with generally accepted accounting principles as in effect on the date of this Agreement:

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person. For the purposes of this definition, “control,” when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Secured Convertible Loan Agreement, as this Secured Convertible Loan Agreement may be amended or modified from time to time, together with all exhibits and schedules attached to this Secured Convertible Loan Agreement from time to time.

“Applicable Rate” means twelve percent (12%) per annum.

“Borrowing Date” means, for each Loan, the date that such Loan is extended by the Lender, and for the Convertible Loan, the Closing Date.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of California or Hong Kong are authorized or required by law or other governmental action to close.

“Capital Stock” means, with respect to any Person, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the date of the Closing; provided, however, that Capital Stock will not include any indebtedness that is convertible into or exchangeable for (x) any such equity or (y) any combination of such equity and cash based on the value of such equity.

“Collateral” means all “Collateral” as defined in the Pledge and Security Agreement and all “Collateral” and “Pledged Shares” as defined in the Korean Security Agreement.

“Common Stock” means shares of the common stock of NKGen Bio, par value $0.0001 per share.

“Consideration Shares” means all shares of Common Stock issued by NKGen Bio to the Lender pursuant to Section 1.5.

“Conversion Shares” has the meaning set forth in the 2026 Secured Convertible Note.

“Environmental Laws” mean any and all state, federal and local statutes, regulations and ordinances relating to the protection of human health, safety, wildlife or the environment, including without limitation, (i) all requirements pertaining to reporting, licensing, permitting, investigation and/or remediation of emissions, discharges, releases, or threatened releases of hazardous materials, whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of hazardous materials; and (ii) all requirements pertaining to the health and safety of employees or the public. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. (“CERCLA”), the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99-499 (“SARA”), the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., the California Health and Safety Code, Section 25100, et seq., the Hazardous Materials Transportation Authorization Act of 1994, 49 USC § 5101, et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976, and Hazardous and Solid Waste Amendments of 1984, 42 USC § 6901, et seq., the Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC § 1251, et seq., the Clean Air Act of 1966, 42 USC § 7401, et seq., the Toxic Substances Control Act of 1976, 15 USC § 2601, et seq., the Safe Drinking Water Act of 1974, 42 USC §§ 300f through 300j, the Occupational Safety and Health Act of 1970, as amended, 29 USC § 651 et seq., the Oil Pollution Act of 1990, 33 USC § 2701 et seq., the Emergency Planning and Community Right-To-Know Act of 1986, 42 USC § 11001 et seq., the National Environmental Policy Act of 1969, 42 USC § 4321 et seq., the Federal Insecticide, Fungicide and Rodenticide Act of 1947, 7 USC § 136 et seq., California Carpenter-Presley-Tanner Hazardous Substance Account Act, California Health & Safety Code §§ 25300 et seq., Hazardous Materials Release Response Plans and Inventory Act, California Health & Safety Code, §§ 25500 et seq., Underground Storage of Hazardous Substances provisions, California Health & Safety Code, §§ 25280 et seq., California Hazardous Waste Control Law, or other applicable state or federal laws, rules, or regulations adopted pursuant thereto.

“Equity Securities” means with respect to a Person, any shares, share capital, registered capital, ownership interest, equity interest, or other securities of such Person, and any option, warrant, or right to subscribe for, acquire or purchase any of the foregoing, or any other security or instrument convertible into or exercisable or exchangeable for any of the foregoing, or any equity appreciation, phantom equity, equity plans or similar rights with respect to such Person, or any contract of any kind for the purchase or acquisition from such Person of any of the foregoing, either directly or indirectly.

“Event of Default” means any of the events of default set forth in this Agreement in Section 5.1.

“GAAP” means generally accepted accounting principles in the United States.

“Hazardous Substances” mean materials that, because of their quantity, concentration or physical, chemical or infectious characteristics, may cause or pose a present or potential hazard to human health or the environment when improperly used, treated, stored, disposed of, generated, manufactured, transported or otherwise handled. The words “Hazardous Substances” are used in their very broadest sense and include without limitation any and all hazardous or toxic substances, materials or waste as defined by or listed under the Environmental Laws. The term “Hazardous Substances” also includes, without limitation, petroleum and petroleum by-products or any fraction thereof and asbestos, and those materials identified in Sections 66680 through 66685 of Title 22 of the California Code of Regulations, Division 4, Chapter 30, as amended from time to time, and those substances defined as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “chemicals known to cause cancer or reproductive toxicity,” “radioactive materials,” or other similar designations in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et eq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., 33 U.S.C. Section 1251 et seq., 42 U.S.C. Section 300(f) et seq., 42 U.S.C. 7401 et seq., California Health and Safety Code Section 25249.5 et seq., California Water Code Section 13000 et seq., California Health and Safety Code Section 39000 et seq. and any other Environmental Laws now or hereafter in effect.

“Indebtedness” means any and all amounts owing from the Borrowers to the Lender under this Agreement and the Related Documents, including all principal and interest together with all other indebtedness and costs and expenses for which the Borrowers are responsible under this Agreement or any of the Related Documents.

“Lender” means AlpineBrook Capital GP I Limited, its permitted successors and assigns.

“Lender Expenses” means all audit fees, costs and reasonable and documented out of pocket expenses (including reasonable, out-of-pocket and documented attorneys’ fees and expenses of outside counsel but limited to one (1) primary counsel and one (1) local counsel for the Lender) for preparing, amending, negotiating, administering, defending and enforcing this Agreement and the Related Documents (including, without limitation, those incurred in connection with appeals or insolvency proceedings) or otherwise incurred with respect to the Borrowers.

“Loan” means the Convertible Loan and all Additional Loan(s).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority, encumbrance, deed of trust, security deed, assignment, pledge, crop pledge, chattel mortgage, collateral chattel mortgage, chattel trust, factor’s lien, equipment trust, conditional sale, trust receipt, lien or title retention contract, lease or consignment of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction).

“Loan Parties” means NKGen OpCo, NKGen Bio, and each guarantor from time to time providing guarantee to the Lender pursuant to Section 3.1.16.

“Maturity Date” means the earlier of (a) one (1) year anniversary of the Closing Date (the “Initial Maturity Date”); provided, that the Lender may, in its sole and absolute discretion, from time to time extend the Initial Maturity Date for any period of time it deems fit, whether equal to, longer than, or shorter than one (1) year, by delivering advance written notice to the Borrowers; provided, further, that no consent of the Borrowers shall be required for any such extension, and (b) the date on which the Indebtedness is accelerated and due and payable pursuant to Sections 5.1 and 5.2 this Agreement.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under this Agreement or any Related Document or otherwise with respect to the Loans, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any insolvency proceeding naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under this Agreement and the Related Documents (and any of their Subsidiaries to the extent they have obligations under this Agreement or any Related Documents) include the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, Lender Expenses, indemnities and other amounts payable by any Loan Party thereunder.

“Permitted Liens” mean (1) Liens securing the Obligations owed by the Loan Parties to the Lender; (2) Liens for taxes, assessments, or similar charges either not yet due or being contested in good faith; (3) liens of materialmen, mechanics, warehousemen, or carriers, or other like liens arising in the ordinary course of business and securing obligations which are not yet delinquent; (4) purchase money liens or purchase money security interests upon or in any property acquired or held by the Loan Parties in the ordinary course of business to secure indebtedness outstanding on the date of this Agreement; and (5) liens and security interests in favor of BDW and not prohibited by the Amended and Restated ICA.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority, unincorporated organization or other entity.

“Principal Market” has the meaning set forth in the Warrant.

“Real Properties” means the all real properties owned or leased by any Loan Party, including, without limitation, all land, buildings, structures, improvements and fixtures located on or about said land or improvements, and all rights, privileges, easements and development rights benefiting, belonging, or appertaining thereto..

“Related Documents” mean all promissory notes, including but not limited to the 2026 Secured Convertible Note, the Security Documents, the Amended and Restated ICA, the Warrant, the Investor Rights Agreement, the common stock purchase warrants issued by NKGen Bio to the Lender, dated December 31, 2024 and March 10, 2025, respectively, any credit agreements, loan agreements, environmental agreements, guaranties, security agreements, mortgages, deeds of trust, security deeds, collateral mortgages, and all other instruments, agreements and documents, whether now or hereafter existing, executed in connection with the Obligations.

“Securities” means the 2026 Secured Convertible Note, the Consideration Shares, the Conversion Shares, the Warrant and the Warrant Shares.

“Security Agreements” means the Pledge and Security Agreement, dated as of the date hereof, among the Loan Parties, as debtors, and the Lender, as secured party (the “Pledge and Security Agreement”), the Share Kun-Pledge Agreement, dated as of the date hereof, between NKGen Bio, as pledgor, and the Lender, as pledgee (the “Korean Security Agreement”), the Intellectual Property Security Agreement, dated as of the date hereof, between NKGen Bio and the Lender.

“Security Documents” means, collectively, the Security Agreements, and each of the collateral assignments, security agreements, pledge agreements or other similar agreements delivered to the Lender from time to time in connection with this Agreement.

“Subsidiary” means any subsidiary of any Loan Party as set forth on Schedule 2.1.2 and shall, where applicable, also include any direct or indirect subsidiary of any Loan Party formed or acquired after the date hereof.

“Uniform Commercial Code” means the Uniform Commercial Code under the laws of the State of Delaware.

“Warrant” means the Common Stock Purchase Warrant issued by NKGen Bio to the Lender for the purchase of such number of shares of Common Stock determined by multiplying (i) three (3) by (ii) the quotient of (A) the principal amount outstanding under the Note as of the Effective Date divided by (B) the Conversion Price as of the Effective Date (the “Warrant Shares”), substantially in the form attached hereto as Exhibit B.

8.2 Interpretive Provisions. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (ii) all references herein to Sections, Schedules and Exhibits shall be construed to refer to Sections of and Schedules and Exhibits to this Agreement, and (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date hereof.

LOAN PARTIES:

NKGEN OPERATING BIOTECH, INC.

By:	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer

Notice Address:

3001 Daimler Street
Santa Ana, CA, 92705

NKGEN BIOTECH, INC.

By:	/s/ Paul Y. Song
	Name:	Paul Y. Song
	Title:	Chief Executive Officer

Notice Address:

3001 Daimler Street
Santa Ana, CA, 92705

[Signature Page to Secured Convertible Loan Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date hereof.

LENDER:

AlpineBrook Capital GP I Limited

By:	/s/ Hanhan Xu
	Name:	Hanhan Xu
	Title:	Director

Notice Address:

71 Fort Street, George Town, Grand Cayman
KY1-1106, Cayman Islands

[Signature Page to Secured Convertible Loan Agreement]